As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALOBIOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	77-0557236
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

260 East Grand Avenue

South San Francisco, CA 94080

(650) 243–3100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Pritchard

Chief Executive Officer

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

(650) 243–3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bennett L. Yee, Esq. David T. Young, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 (650) 321-2400	Alan C. Mendelson, Esq. Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-184299

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	575,000	$8.00	$4,600,000	$628

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-184299), is hereby being registered. Represents only the additional number of shares being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-184299). Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended.
(3)	An aggregate registration fee of $12,326 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-184299). A total of $11,647 of such fee was used to pay the filing fee of such Registration Statement. The amount of the registration fee due hereunder is offset entirely by the remaining $679 previously paid.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of KaloBios Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-184299), which was declared effective by the Securities and Exchange Commission on January 31, 2013, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 31st day of January, 2013.

KALOBIOS PHARMACEUTICALS, INC.

By:	/s/ David W. Pritchard
David W. Pritchard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ David W. Pritchard	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2013
David W. Pritchard

/s/ Jeffrey H. Cooper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2013
Jeffrey H. Cooper

*	Director, Chairman of the Board	January 31, 2013
James I. Healy, M.D., Ph.D.

*	Director	January 31, 2013
Denise Gilbert, Ph.D.

*	Director	January 31, 2013
Dennis Henner, Ph.D.

*	Director	January 31, 2013
Ted W. Love, M.D.

*	Director	January 31, 2013
Gary Lyons

*	Director	January 31, 2013
Brigitte Smith

*	Director	January 31, 2013
Raymond M. Withy, Ph.D.

*By:	/s/ David W. Pritchard
David W. Pritchard
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP regarding legality

23.1	Consent of independent registered public accounting firm

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

24.1(2)	Powers of Attorney

(1)	Previously filed as Exhibit 1.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-184299) filed on January 15, 2013
(2)	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-184299) filed on October 5, 2012

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